UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 11, 2005
                                                         ----------------

                               IQ BIOMETRIX, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)


      DELAWARE                        0-24001                 76-0552098
 ---------------------------       ------------           --------------------
(State or other jurisdiction       (Commission             (IRS Employer
    of incorporation)              File Number)           Identification No.)

         39111 PASEO PADRE PARKWAY, SUITE 304 FREMONT, CALIFORNIA 94538
         -------------------------------------------------------- -----
               (Address of principal executive offices)        (Zip Code)

        Registrant's telephone number, including area code (510) 795-2900

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement and Item 3.02 Unregistered Sales of Equity Securities

         On January 11, 2005, IQ Biometrix, Inc. (the "Company") entered into a Purchase Agreement (the "Agreement"), by and among the Company and the investors listed on the signature page thereto. The Agreement documents a private placement of $3.3 million of securities, including convertible notes and warrants to purchase common stock. The Company has agreed to file with the SEC a resale registration statement relating to the common stock issuable upon exercise of the notes and warrants (the "Resale Registration Statement"). The Purchase Agreement, together with exhibits thereto, is attached as Exhibit 10.43.

         The debentures mature on June 30, 2005 unless earlier converted. Interest on the outstanding principal balance of the convertible debentures accrues at a rate of five percent (5%) per annum and is payable, at the option of the Company, in either cash or shares of the Company's common stock. Upon the effectiveness of the resale registration statement relating to the common stock issuable upon exercise of the notes and warrants, the outstanding principal amount of the debentures plus any accrued but unpaid interest shall automatically convert into the Company's common stock at a conversion price of $2.00 per share (the "Conversion Price").

         In connection with the issuance of the convertible debentures, the Company issued warrants to the investors to purchase an aggregate of 825,000 shares of the Company's common stock at an exercise price of $2.70 per share, which price may be adjusted for stock splits, stock dividends and the like and for certain other events set forth therein (the "Warrant Price"). The warrants are immediately exercisable and have a term of five years; provided, however, that if the closing bid price of a share of the Company's common stock equals or exceeds 200% of the Warrant Price then in effect for twenty (20) consecutive trading days commencing after the Resale Registration Statement has been declared effective, and certain other conditions set forth therein are met, the Company, upon thirty (30) days prior written notice (the "Notice Period") given to the Warrantholder within one business day immediately following the end of such twenty (20) trading day period, may call this Warrant at a redemption price equal to $0.01 per share of common stock then purchasable pursuant to the Warrant. Notwithstanding any such notice by the Company, the Warrantholder shall have the right to exercise this Warrant prior to the end of the Notice Period.

         In connection with the foregoing private placement, the Company will pay finders fees of $427,500 in cash and warrants to purchase 163,750 shares at $2.00 per share of the Company's common stock on the same terms and conditions issued to the investors in the private placement.

Section 9 - Financial Statements and Exhibits

(c) Exhibits:

10.43 Purchase Agreement dated January 11, 2005.

10.44 Convertible Promissory Note dated January 11, 2005

10.45 Warrant agreement dated January 11, 2005

10.46 Registration Rights Agreement dated January 11, 2005

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


IQ BIOMETRIX, INC.

/s/ WILLIAM B. G. SCIGLIANO
-------------------------------------
William B. G. Scigliano
President and Chief Executive Officer


Date: January 11, 2005